Exhibit 8.2
[Form of Opinion of Felesky Flynn LLP]
[Felesky Flynn LLP Letterhead]
                           [    ], 2008
Precision Drilling Trust
4200, 150-6th Avenue S.W.
Calgary, Alberta, Canada T2P 3Y7
          Dear Sirs/Mesdames:
Agreement and Plan of Merger, dated August 24, 2008, by and among Grey Wolf, Inc., Precision Drilling Trust, Precision Drilling Corporation and Precision Lobos Corporation.
We have acted as Canadian tax counsel to Precision Drilling Trust, an Alberta unincorporated open-ended investment trust (“Precision”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) (Registration No. [    ]-     ) filed by Precision with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of August 24, 2008 (including the exhibits thereto, the “Merger Agreement”) by and among Precision, Grey Wolf, Inc., a Texas corporation (“Grey Wolf”), Precision Drilling Corporation, an Alberta corporation and a direct, wholly-owned subsidiary of Precision (“PDC”), and Precision Lobos Corporation, a Texas corporation and a direct wholly-owned subsidiary of Precision (“Precision Merger Sub”). This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.
We have examined the Merger Agreement and the Registration Statement. In addition, we have examined and relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have considered necessary or relevant for the purposes of this opinion. In such examination, with respect to all documents examined by us, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
In giving this opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, and (iii) any representations made in the Merger Agreement “to the knowledge of” or based on the belief of Precision, PDC, Precision Merger Sub, or Grey Wolf or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.
Our opinion is based on the Income Tax Act (Canada), as amended (the “ITA”), and the regulations under the ITA, all specific proposals to amend the ITA and the regulations publicly announced by or on behalf of the Minister of Finance prior to the date of this opinion and the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. If there is any subsequent change in such law, regulations, proposals or practices or if there are subsequently any new applicable administrative or assessing practices, this opinion may become inapplicable.
Based and relying upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the discussion contained in the Registration Statement under the caption “The Merger—Material Canadian Federal Income Tax Consequences of the Merger and of Owning Precision Trust Units” constitutes, in all material respects, an accurate summary of the Canadian federal income tax matters described therein subject to the qualifications, assumptions and limitations stated therein.
We express our opinion herein only as to those matters of Canadian federal income taxation specifically set forth under the caption “The Merger—Material Canadian Federal Income Tax Consequences of the Merger and of Owning Precision Trust Units” in the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any provincial, state, local or foreign law, or with respect to any other areas of Canadian federal taxation.
This opinion is based upon and limited to the laws of Canada.
We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the references to our firm name therein.
Yours very truly,